Exhibit 99.2

First Quarter 2012 Results April 17, 2012

2012 vs. 2011 P&L Summary

	First Quarter
	2012	2011	% ∆
Revenue	$3,307.3	$3,151.3	5.0%
EBITA (a)	386.5	342.8	12.7%
% Margin	11.7%	10.9%
Amortization of Intangibles	24.0	20.7
Operating Income	$362.5	$322.1	12.5%
% Margin	11.0%	10.2%

(a)	EBITA is a non-GAAP financial measure. See page 23 for the definition of this measure and page 18 for the reconciliation of non-GAAP measures.
April 17, 2012	1

2012 vs. 2011 P&L Summary

	First Quarter
	2012	2011	% ∆

Operating Income	$362.5	$322.1	12.5%
% Margin	11.0%	10.2%

Net Interest Expense	29.2	32.1
Income Taxes	109.3	73.9 (a)
% Tax Rate	32.8%	25.5%
Income from Equity Method Investments	2.0	1.0
Noncontrolling Interests	21.4	15.2

Net Income - Omnicom Group	$204.6	$201.9	1.3%

(a)	In the first quarter of 2011, we recorded an aggregate pre-tax charge of $7.9 million, consisting of a gain of $123.4 million related to a non-cash remeasurement gain, and repositioning charges of $131.3 million. The tax effect of these items was a net benefit of $36.7 million. This was partially offset by a tax charge of $9.0 million related to a tax accrual recorded in accordance with ASC 740 (FIN 48) during the first quarter of 2011. The after-tax effect of these items increased Net Income by $19.8 million and reduced our effective tax rate.
April 17, 2012	2

2012 vs. 2011 Net Income and Earnings Per Share

	First Quarter
	2012	2011
Net Income - Omnicom Group	$204.6	$201.9
Net Income - Participating Securities	(4.5)	(2.0)
Net Income Available for Common Shares	$200.1	$199.9

Diluted Shares (in millions)	277.5	289.2

EPS - Diluted	$0.72	$0.69

Dividend Declared per Share	$0.30	$0.25

April 17, 2012	3

2012 Total Revenue Change

	First Quarter
	$	% ∆
Prior Period Revenue	$3,151.3
Foreign Exchange (FX) Impact (a)	(36.0)	-1.1%
Acquisition/Disposition Revenue (b)	31.1	1.0%
Organic Revenue (c)	160.9	5.1%
Current Period Revenue	$3,307.3	5.0%

(a)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
(b)	Acquisition/Disposition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.
(c)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.
April 17, 2012	4

2012 Revenue by Discipline

First Quarter

		Total	Organic
	$ Mix	Growth	Growth (a)
Advertising	$1,550.1	8.3%	8.5%
CRM	1,201.7	2.4%	3.1%
PR	306.9	6.5%	4.4%
Specialty	248.6	-3.7%	-3.9%

(a)	“Organic Growth” reflects the year-over-year increase or decrease in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 4.
April 17, 2012	5

2012 Revenue by Geography

First Quarter

	$ Mix	Growth		$ Mix	Growth	Organic Growth (a)
United States	$1,719.3	$66.8	United States	$1,719.3	4.0%	4.4%
Organic		73.3	Euro Currency Markets	547.6	-5.2%	0.3%
Acquisition		(6.5)	United Kingdom	286.8	2.4%	4.1%
International	$1,588.0	$89.2	Rest of World	753.6	17.5%	11.6%
Organic		87.6
Acquisition		37.6
FX		(36.0)

(a)	“Organic Growth” reflects the year-over-year increase in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 4.
April 17, 2012	6

Revenue By Industry

First Quarter - 2012

First Quarter - 2011

Growth
Auto	13.1%
Food & Beverage	1.6%
Consumer Products	5.7%
Financial Services	5.3%
Pharma & Healthcare	-3.0%
T&E	9.4%
Retail	11.9%
Technology	7.7%
Telecom	3.6%
Other Industries	3.5%

April 17, 2012	7

Cash Flow Performance

	Three Months Ended March 31
	2012	2011
Net Income	$226.0	$217.1
Depreciation and Amortization Expense	69.3	65.2
Share-Based Compensation Expense	26.3	16.4
Other Non-Cash Items to Reconcile to Net Cash Provided by Operating Activities, net	(11.1)	(123.0	)(b)
Free Cash Flow (a)	$310.5	$175.7

Additional information regarding our cash flows can be found in our condensed cash flow statement on page 16.

(a)	The Free Cash Flow amounts presented above are non-GAAP financial measures. See page 23 for the definition and page 19 for GAAP reconciliation.
(b)	2011 figures include a $123.4 million non-cash gain on remeasurement of our equity interest in Clemenger Group.
April 17, 2012	8

Cash Flow Performance

	Three Months Ended March 31
	2012	2011
Free Cash Flow (a)	$310.5	$175.7
Primary Uses of Cash:
Dividends	69.8	57.9
Dividends paid to Noncontrolling Interest Shareholders	23.0	24.9
Capital Expenditures	45.6	39.1
Acquisitions and Payments for Additional Interest in Controlled Subsidiaries, net of Proceeds from Sale of Investments	12.9	219.9
Stock Repurchases, net	152.9	301.5
Primary Uses of Cash (a)	304.2	636.3
Net Free Cash Flow (a)	$6.3	$(460.6)

Additional information regarding our cash flows can be found in our condensed cash flow statement on page 16.

(a)	The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are non-GAAP financial measures. See page 23 for the definition of these measures and page 19 for the reconciliation of non-GAAP measures.
April 17, 2012	9

Current Credit Picture

	Twelve Months Ended March 31
	2012		2011
EBITDA (a)	$1,989.3		$1,747.5
Gross Interest Expense	154.7		146.9
EBITDA / Gross Interest Expense	12.9	x	11.9	x
Total Debt / EBITDA	1.6	x	1.8	x
Net Debt (b) / EBITDA	0.8	x	1.0	x
Debt
Bank Loans (Due Less Than 1 Year)	$12		$64
CP & Borrowings Issued Under Revolver	–		–
Convertible Notes (c)	660		660
Senior Notes (c)	2,500		2,500
Other Debt	–		(3)
Total Debt	$3,172		$3,221
Cash and Short Term Investments	1,509		1,518

Net Debt (b)	$1,663		$1,703

(a)	EBITDA is a non-GAAP financial measure. See page 23 for the definition of this measure and page 18 for the reconciliation of non-GAAP measures.
(b)	Net Debt is a non-GAAP financial measure. See page 23 for the definition of this measure.
(c)	See pages 14 and 15 for additional information on our Convertible Notes and Senior Notes.
April 17, 2012	10

Historical Returns

Return on Invested Capital (ROIC) (a) :
Twelve Months Ended March 31, 2012	16.9%
Twelve Months Ended March 31, 2011	15.7%

Return on Equity (b) :
Twelve Months Ended March 31, 2012	26.9%
Twelve Months Ended March 31, 2011	23.3%

(a)	Return on Invested Capital is After Tax Operating Income (a non-GAAP measure – see page 23 for the definition of this measure and page 19 for the reconciliation of non-GAAP measures) divided by the average of Invested Capital at the beginning and the end of the period (Book value of all long-term liabilities and short-term interest bearing debt plus shareholders’ equity less cash, cash equivalents and short term investments).
(b)	Return on Equity is Net Income for the given period divided by the average of shareholders equity at the beginning and end of the period.
April 17, 2012	11

Net Cash Returned to Shareholders through Dividends and Share Repurchases

Omnicom's Revenues and Net Income doubled since 2002 (a). During this period and through Q1 2012, Omnicom distributed over 95% of Net Income to shareholders, through Dividends and Share Repurchases.

(a)	Omnicom Revenue went from $6.9 billion to $13.9 billion and Net Income from $455 million to $953 million in 2002 and 2011, respectively.
April 17, 2012	12

Supplemental Financial Information

Omnicom Debt Structure

The above chart sets forth Omnicom’s debt outstanding at March 31, 2012.

The amounts reflected above for the 2016, 2019 and 2020 Senior Notes represent the principal amount of these notes at maturity on April 15, 2016, July 15, 2019 and August 15, 2020, respectively.

April 17, 2012	14

Omnicom Debt Maturity Profile

Our 2032 Convertible Notes are putable on July 31, 2012 and annually in July thereafter until maturity. Our 2038 Convertible Notes are putable in June 2013, 2018, 2023 and annually thereafter until maturity.

Other borrowings at March 31, 2012 include short-term borrowings of $12 million which are due in less than one year. For purposes of this presentation we have included these borrowings as outstanding through October 2016, the date of expiration of our five-year credit facility.

April 17, 2012	15

Condensed Cash Flow

	Three Months Ended March 31
	2012	2011
Net Income	$226.0	$217.1
Share-Based Compensation Expense	26.3	16.4
Depreciation and Amortization	69.3	65.2
Gain on Remeasurement of Equity Interest in Clemenger Group	–	(123.4)
Other Non-Cash Items to Reconcile to Net Cash Provided by Operating Activities, net	(11.1)	0.4
Changes in Operating Capital	(311.0)	(352.6)
Net Cash Used in Operating Activities	(0.5)	(176.9)

Capital Expenditures	(45.6)	(39.1)
Acquisitions, net of Proceeds from Sale of Investments	(11.6)	(200.3)
Net Cash Used in Investing Activities	(57.2)	(239.4)

Dividends	(69.8)	(57.9)
Dividends paid to Noncontrolling Interest Shareholders	(23.0)	(24.9)
Proceeds from Short-term & Long-term Debt, net	1.9	9.7
Repayment of Convertible Debt	–	(0.1)
Stock Repurchases, net of Proceeds from Stock Plans and Tax Benefit from Stock Plans	(152.9)	(301.5)
Payments for Additional Interest in Controlled Subsidiaries	(1.3)	(12.6)
Other Financing Activities, net	(7.2)	(2.7)
Net Cash Used in Financing Activities	(252.3)	(390.0)

Effect of exchange rate changes on cash and cash equivalents	31.5	29.8
Net Decrease in Cash and Cash Equivalents	$(278.5)	$(776.5)

April 17, 2012	16

2012 Acquisition Related Expenditures

First Quarter

Acquisitions of Businesses and Affiliates (a)	$30.4
Additional Interest in Controlled Subsidiaries (b)	1.3
Earn-outs (c)	1.4
Total Acquisition Expenditures (d)	$33.1

(a)	Includes acquisitions of a majority interest in agencies resulting in their consolidation, including additional interest in existing affiliate agencies resulting in majority ownership.
(b)	Includes the acquisition of additional equity interests in already consolidated subsidiary agencies which are recorded to Equity – Noncontrolling Interest.
(c)	Includes additional consideration paid for acquisitions completed in prior periods.
(d)	Total Acquisition Expenditures figure is net of cash acquired.

April 17, 2012	17

Reconciliation of Non-GAAP Measures

	First Quarter		12 Months Ended March 31
	2012	2011	2012	2011
Revenue	$3,307.3	$3,151.3	$14,028.4	$12,773.9
Operating Expenses, excluding Depreciation and Amortization	2,875.5	2,764.0	12,039.1	11,026.4
EBITDA	431.8	387.3	1,989.3	1,747.5
Depreciation	45.3	44.5	183.2	181.0
EBITA	386.5	342.8	1,806.1	1,566.5
Amortization of Intangibles	24.0	20.7	94.7	75.2
Operating Income	362.5	322.1	1,711.4	1,491.3
Net Interest Expense	29.2	32.1	119.0	117.8
Income Before Tax	333.3	290.0	1,592.4	1,373.5
Taxes	109.3	73.9	541.3	443.3
Income from Equity Method Investments	2.0	1.0	18.2	29.8
Net Income	226.0	217.1	1,069.3	960.0
Less: Net Income Attributed to Noncontrolling Interests	21.4	15.2	114.0	93.7
Net Income - Omnicom Group	$204.6	$201.9	$955.3	$866.3

The above reconciles EBITDA & EBITA to the GAAP financial measures for the periods presented.

EBITDA and EBITA are non-GAAP financial measures within the meaning of applicable SEC rules. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as interest coverage and leverage ratios as presented on page 10 of this presentation.

April 17, 2012	18

Reconciliation of Non-GAAP Measures

	Three Months Ended March 31
	2012	2011
Net Free Cash Flow	$6.3	$(460.6)
Cash Flow items excluded from Net Free Cash Flow:
Changes in Operating Capital	(311.0)	(352.6)
Proceeds from Short-term & Long-term Debt, net	1.9	9.7
Repayment of Convertible Debt	–	(0.1)
Other Financing Activities, net	(7.2)	(2.7)
Effect of exchange rate changes on cash and cash equivalents	31.5	29.8
Net Decrease in Cash and Cash Equivalents	$(278.5)	$(776.5)

	Twelve Months Ended March 31
	2012	2011
Operating Income	$1,711.4	$1,491.3

Effective Tax Rate for the applicable period	34.0%	32.3%
Income Taxes on Operating Income	581.9	481.7
After Tax Operating Income	$1,129.5	$1,009.6

April 17, 2012	19

First Quarter Acquisition

Medical Collective Intelligence (“MCI”) is a leading market research company, specializing in providing clients with online market research and CRM solutions for the medical and pharma industries in Japan.

MCI’s market research services provided include quantitative and qualitative research covering consulting, planning, information collection, fieldwork operations, analysis, reporting and recommendation. The company also provides relationship outreach with physicians.

With offices in Tokyo and Osaka, Japan, MCI will operate as part of the Diversified Agency Services network.

April 17, 2012	20

First Quarter Acquisition

Fleishman-Hillard, a leading global public relations company, has acquired a majority interest in Fleishman-Hillard Vanguard, its operating brand in Russia.

Fleishman-Hillard Vanguard is one of the leading communication consultancies in Russia and its client base includes leading multinationals as well as prominent Russian companies and institutions spanning a broad spectrum of commerce, industry and government.

Fleishman-Hillard Vanguard is located in Moscow, Russia. Fleishman-Hillard is part of the Diversified Agency Services network.

April 17, 2012	21

First Quarter Acquisition

Channel 5 Communications is a retail marketing agency, focusing on in-store marketing solutions for consumer product, healthcare and food and beverage clients. Channel 5 also provides field force promotion and event services through its Test Drive division.

Channel 5 Communications is located in Sydney, Australia and will operate as part of the Clemenger Group within the BBDO Worldwide network.

April 17, 2012	22

Disclosure

The preceding materials have been prepared for use in the April 17, 2012 conference call on Omnicom’s results of operations for the period ended March 31, 2012. The call will be archived on the Internet at http://www.omnicomgroup.com/financialwebcasts.

Forward-Looking Statements

Certain of the statements in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties, including those that are described in our 2011 Annual Report of Form 10-K under Item 1A - Risk Factors and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations, include, but are not limited to, our future financial position and results of operations, global economic conditions and conditions in the credit markets, losses on media purchases and production costs incurred on behalf of clients, reductions in client spending and/or a slowdown in client payments, competitive factors, changes in client communication requirements, managing conflicts of interest, the hiring and retention of personnel, maintaining a highly skilled workforce, our ability to attract new clients and retain existing clients, reliance on information technology systems, changes in government regulations impacting our advertising and marketing strategies, risks associated with assumptions we make in connection with our critical accounting estimates and legal proceedings, and our international operations, which are subject to the risks of currency fluctuations and foreign exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are our present expectations. Actual events or results may differ. We undertake no obligation to update or revise any forward-looking statement, except as required by law.

Non-GAAP Financial Measures

We provide herein financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non-GAAP measures to the comparable GAAP measures on pages 18 and 19.

The non-GAAP measures used in this presentation include the following:

Net Free Cash Flow, defined as Free Cash Flow (defined below) less the Primary Uses of Cash (defined below). Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this presentation is meaningful for understanding our primary sources and primary uses of that cash flow. Free Cash Flow, defined as net income plus depreciation, amortization, share based compensation expense and gain on remeasurement of equity interest in affiliates less other non-cash items to reconcile to net cash provided by operating activities.

Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to noncontrolling interest shareholders, capital expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds and excess tax benefit from our stock plans, and excludes changes in working capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes.

EBITDA, defined as operating income before interest, taxes, depreciation and amortization. We believe EBITDA is more meaningful for purposes of this analysis because the financial covenants in our credit facilities are based on EBITDA.

EBITA, defined as operating income before interest, taxes and amortization. We use EBITA as an additional operating performance measure, which excludes acquisition-related amortization expense, because we believe that EBITA is a useful measure to evaluate the performance of our businesses.

Net Debt, defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the metrics used by us to assess our cash management.

After Tax Operating Income, defined as operating income less income taxes calculated using the effective tax rate for the applicable period.

Other Information

All dollar amounts are in millions except for per share amounts. The following information contained in this document has not been audited, although some data has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

April 17, 2012	23